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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): July 17, 2000



                            CONCENTREX INCORPORATED
             (exact name of registrant as specified in its charter)

Oregon                             0-21980                  93-0704365
(State or other jurisdiction of    (Commission           (IRS Employer
incorporation or organization)     File Number)        Identification No.)


400 SW Sixth Avenue, Portland, Oregon                         97204
(Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code: (503)274-7280
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Item 5.  Other Events.

     John H. Harland Company, a Delaware Corporation, (the "Parent"), Concentrex Incorporated ("Concentrex") and JH Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Parent (the "Offeror"), entered an Agreement and Plan of Merger dated as of July 17, 2000 (the "Merger Agreement"). The Merger Agreement provides for the making of an offer by Offeror to purchase all of the outstanding shares of Common Stock, no par value (the "Shares"), of Concentrex at a purchase price of $7.00 per Share, net to the seller in cash, less any required withholding taxes and without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the related offer to purchase and in the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The Merger Agreement further provides that, among other things, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Oregon Business Corporation Act (the "OBCA"), the Offeror will be merged with and into Concentrex (the "Merger"). Following the Merger, Concentrex will continue as the surviving corporation (the "Surviving Corporation") and become a wholly owned subsidiary of Parent, and the separate corporate existence of the Offeror will cease. Pursuant to the Merger Agreement, Concentrex has also agreed, if the Offeror or any other subsidiary of Parent acquires at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a meeting of Concentrex's stockholders in accordance with the short-form merger provisions of the OBCA (Section 60.491).

       In connection with the Merger Agreement, the Offeror and Parent entered into tender agreements dated as of July 17, 2000 (the "Tender Agreements"), with each of the following Concentrex stockholders: Matthew W. Chapman, Robert P. Chamness and Robert T. Jett (the "Tendering Stockholders"). Pursuant to the Tender Agreements, the Tendering Stockholders have agreed to tender an aggregate of 457,952 Shares owned by the Tendering Stockholders (the "Committed Shares") and have agreed to vote the Committed Shares in favor of the Merger and otherwise in the manner directed by the Offeror.

         If such number of Shares are validly tendered and not withdrawn prior to the expiration of the Offer as would constitute more than fifty percent of the Shares outstanding on a fully diluted basis, the other conditions to the Offer are satisfied and the Offer is consummated, then Offeror will own a number of Shares to insure that the Merger will be approved. Under Section 60.491 of the OBCA, if, after consummation of the Offer, the Offeror owns at least 90% of the Shares then outstanding, the Offeror will be able to cause the Merger to occur without a vote of the stockholders of Concentrex. If, however, after consummation of the Offer, the Offeror owns less than 90% of the then outstanding Shares, a vote of Concentrex's stockholders will be required under the OBCA to approve the Merger, and a significantly longer period of time will be required to effect the Merger. As of the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any other direct or indirect wholly owned subsidiary of Parent, which shall be canceled) will be converted into the right to receive from the Surviving Corporation the Offer Price.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

       Certain matters discussed herein may constitute Forward-looking Statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, each as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Registrant and members of its management team as well as the assumptions on which such statements are based. Any such Forward-looking Statements are not guarantees of future performance and the Registrant's actual results could differ materially from those set forth in such Forward-looking Statements. Factors currently known to management that could cause actual results to differ materially from those set forth in such Forward-looking Statements include risks detailed from time to time in the Registrant's filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Registrant undertakes no obligation to update or revise Forward-


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looking Statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

ITEM 7.  Financial Statements and Exhibits

         (c)    Exhibits

                4.1 Agreement and Plan of Merger, dated as of July 17, 2000, among John H. Harland and Company, JH Acquisition Corp. and Concentrex Incorporated

                4.2 Form of Tender Agreement, dated as of July 17, 2000, by and among John H. Harland and Company, JH Acquisition Corp. and certain stockholders of Concentrex Incorporated individually

                99.1   Press Release, dated July 17, 2000



                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CONCENTREX INCORPORATED
                                       (Concentrex)



Date: July 27, 2000                 By:   /s/ Jeffrey P. Strickler
                                          ---------------------------------
                                          Jeffrey P. Strickler
                                          Vice President and General Counsel


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